Exhibit 5.1

650 Page Mill Road Palo Alto, CA 94304r PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

July 23, 2019

BioCardia, Inc.

125 Shoreway Road, Suite B

San Carlos, CA 94070

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to BioCardia, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended the following securities: up to (i) 1,200,000 units, with each unit consisting of one share of common stock, $0.001 par value per share, and a warrant to purchase one share of common stock (together with the shares of common stock underlying such warrants, the “Units”); (ii) 180,000 shares of common stock (each an “Option Share,” and collectively with the shares of Common Stock underlying the Units, the “Shares”); (iii) 180,000 warrants to purchase one share of common stock (each an “Option Warrant”); and (iv) 42,000 warrants to purchase one share of common stock (each a “Representative’s Warrant,” and collectively with the warrants underlying the Units and the Option Warrants, the “Warrants”) to be issued to Maxim Group LLC (the “Representative”) pursuant to an underwriting agreement to be entered into by and between the Company and the Representative (the “Underwriting Agreement”). The Units, the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) are hereinafter referred to collectively as the “Securities.”

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto, (2) the Company’s Articles of Incorporation, as amended to date, (3) the Company’s Bylaws, (4) certain resolutions of the Board of Directors of the Company and (5) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) the Warrants have been exercised in accordance with the terms of the respective warrants (including the payment of the exercise price specified therein); and (f) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

Exhibit 5.1

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(i) the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

(ii) the Units, the shares of Common Stock underlying such Units and the Option Shares, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

(iii) each Warrant, including the Option Warrants, when issued and sold by the Company in accordance with the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(iv) the Warrant Shares (including the Warrant Shares underlying the Option Warrants), when issued and sold by the Company in accordance with the Warrants, will be validly issued, fully paid and non-assessable;

(v) the Representative’s Warrant, when issued and sold by the Company in accordance with the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

(vi) the Representative’s Warrant Shares, when issued and sold by the Company in accordance with the Representative’s Warrant, will be validly issued, fully paid, and non-assessable

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement.

We express no opinion as to the laws of any other jurisdiction, other than the laws of the State of New York and the Federal laws of the United States (including the statutory provisions and all applicable judicial decisions interpreting those laws).

Sincerely,

/s/ WILSON SONSINI GOODRICH & ROSATI WILSON SONSINI GOODRICH & ROSATI Professional Corporation